Company Contact:	Lankford Wade Senior Vice President & Treasurer HealthSpring, Inc. (615) 236-6200
HealthSpring, Inc. Reports 2008 First Quarter Results

Increases 2008 Earnings Guidance
NASHVILLE, Tenn. (April 29, 2008) — HealthSpring, Inc. (NYSE:HS) today announced its results for the quarter ended March 31, 2008, and increased its earnings per share guidance projected for the full 2008 year. Results for the 2008 first quarter include the operations of HealthSpring’s Leon Medical Center Health Plans subsidiary (“LMC Health Plans”), which the Company acquired on October 1, 2007. Highlights for the 2008 first quarter included:
•	Net income of $21.1 million, or $0.37 per diluted share, compared with $14.1 million, or $0.25 per diluted share, in the 2007 first quarter.
•	Medicare premium revenue of $538.6 million; up 62.3% over the 2007 first quarter.
•	Medicare Advantage members of 152,527 and PDP membership of 258,012 at March 31, 2008.
Commenting on 2008 first quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “The first quarter was full of positive momentum driven by improving revenue trends and continuing contributions from our LMC Health Plans acquisition. Based on the strong first quarter, we are pleased to be increasing our 2008 earnings guidance.”
First Quarter Results
($ in thousands)

	Three Months Ended
	March 31,
			Percent
	2008	2007	Change
Medicare premium revenue	$538,553	$331,780	62.3%
Total revenue	552,608	356,317	55.1
Medicare medical expense	442,159	273,640	61.6
Total medical expense	444,182	283,695	56.6
EBITDA (1)	45,628	25,137	81.5
Net income	21,058	14,090	49.5
Net income per common share — diluted	0.37	0.25	48.0

(1)	See “Supplemental Information” below and the accompanying reconciliation of EBITDA to net income, the comparable GAAP measure.
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HS Reports First Quarter Results

April 29, 2008
Operating Highlights
Revenue
•	Medicare Advantage (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) premiums were $459.3 million for the 2008 first quarter, reflecting an increase of 53.7% over the 2007 first quarter. The 2008 first quarter included $12.0 million of additional premium revenue estimated for 2007 final retroactive risk adjustment settlements with CMS. The increase in estimate resulted from the Company’s evaluation of additional information reported to CMS during the quarter. This adjustment had a favorable impact on net income of $5.3 million, or $0.09 per diluted share, in the quarter. There was no corresponding accrual for final retroactive risk settlements for the 2007 first quarter.
•	Per member per month (or “PMPM”) premiums increased by 21.0% in the 2008 first quarter over the 2007 first quarter, primarily as a result of rate increases in the 2008 first quarter, retroactive risk adjustments, and the inclusion of LMC Health Plans’ results. LMC Health Plans has historically experienced higher PMPMs than the Company’s other health plans.
•	Stand-alone PDP premium revenue was $79.2 million for the 2008 first quarter, an increase of 140.5% compared with the 2007 first quarter. The increase in membership in 2008 is primarily the result of auto-assignment of members in the California and New York regions. Also contributing to the revenue increase is a 2.6% increase in PDP PMPM premiums.
Medical Expense
•	Medicare Advantage medical loss ratio (MLR) was 79.6% for the 2008 first quarter, compared with 81.2% for the prior year’s first quarter. The 2008 first quarter includes the impact of adjusting estimated settlements with CMS for 2007 retroactive risk adjustment premiums (net of the costs of the related risk-sharing arrangements), which had a favorable impact of 130 basis points on the 2008 first quarter MLR. The 2008 first quarter MLR was negatively affected by increased drug costs and by higher inpatient utilization. The Company believes that the higher inpatient utilization was attributable, in part, to a flu season that was within the Company’s original expectations.
•	PDP MLR was 96.8% for the 2008 first quarter compared with 94.1% in the 2007 first quarter. This deterioration in PDP MLR was primarily the function of different pharmacy utilization patterns, including a higher utilization of brand versus generic drugs in new regions in 2008, which was partially offset by higher PDP PMPM premiums.
•	In 2008, with the widening of the Part D risk corridors, the Company anticipates that the profitability of Part D operations will be even more weighted toward the second half of the year.
Selling General & Administrative (SG&A)
•	SG&A expense increased by $15.4 million and represented 11.4% of total revenue in the 2008 first quarter compared with 13.3% of total revenue in the 2007 first quarter. The improvement in SG&A as a percentage of revenue is primarily the result of improved operating leverage and the inclusion of the LMC Health Plans, which historically has operated with lower relative administrative costs.
Depreciation and Amortization
•	Depreciation and amortization expense in the 2008 first quarter increased $4.3 million over the 2007 first quarter, the majority of which relates to the amortization of intangible assets identified in the acquisition of the LMC Health Plans.
Interest Expense
•	Interest expense in the 2008 first quarter increased $5.3 million over the 2007 first quarter, as a result of the interest incurred on the Company’s $300 million term credit facility entered into on October 1, 2007, in conjunction with the acquisition of the LMC Health Plans.
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HS Reports First Quarter Results

April 29, 2008
Balance Sheet Highlights
•	At March 31, 2008, the Company’s cash and cash equivalents were $360.3 million, $38.4 million of which was held at unregulated subsidiaries.
•	In June 2007, the Company’s Board of Directors authorized a stock repurchase program to buy back up to $50.0 million of the Company’s common stock over the subsequent 12 months. During the first quarter of 2008, the Company repurchased approximately 1.2 million shares for $20.7 million, or an average cost of $17.63 per share, under the stock repurchase program. All repurchases were made utilizing unrestricted cash on hand.
•	Total debt outstanding was $292.5 million at March 31, 2008. There were no borrowings outstanding under the Company’s revolving credit facility at March 31, 2008. There was no outstanding debt at March 31, 2007.
•	For the first quarter of 2008, net cash provided by operating activities was $14.0 million, compared with net cash used in operating activities of $7.3 million for the first quarter of 2007, after excluding the early receipt of the $109.7 million April CMS payment in March 2007.
•	Days in claims payable totaled 37 at the end of the 2008 first quarter, compared with 39 at the end of 2007.
Outlook
•	EPS: The Company raises its estimate for earnings per share for 2008, on a diluted basis, to be in the range of $1.85 to $2.00, on weighted average shares outstanding of approximately 56.6 million.
•	Membership: The Company revises its estimate for Medicare Advantage membership to be in the range of 156,000 to 160,000 at the end of 2008. Additionally, the Company revises its estimate for PDP membership to be approximately 265,000 to 270,000 at the end of 2008.
•	Revenue: The Company maintains its estimate that 2008 total revenue will be between $2.0 billion and $2.2 billion, with approximately 99% of total revenue for the year attributable to the Medicare business.
•	MLRs: The Company now estimates Medicare Advantage (including MA-PD) full-year MLRs will be at or below 80% for 2008. The Company is raising its estimate for stand-alone PDP MLRs to be in the range of 83.0% to 85.0% for the year.
Conference Call
A live audio webcast of the conference call regarding first quarter results will begin at 10:00 a.m. ET on Wednesday, April 30, 2008. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (719-325-4855), confirmation number (9934132). An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
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HS Reports First Quarter Results

April 29, 2008
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding explanations for medical cost trends, seasonality of Part D operations’ profitability, Medicare-commercial premium revenue mix, estimates of retroactive risk rate adjustments, and earnings, membership, and MLR guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating its recent Florida plan acquisition and the Company’s lack of experience in South Florida; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; costs associated with compliance with regulatory mandates; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. - Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
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HS Reports First Quarter Results

April 29, 2008
Supplemental Information
1. EBITDA
The Company uses EBITDA, or earnings before interest, taxes, and depreciation and amortization to assess business performance among its health plans and related management companies.
The following table provides a reconciliation of EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended
	March 31,
(in thousands)	2008	2007
Net income	$21,058	$14,090
Plus: income tax expense	11,918	7,984
Plus: interest expense	5,404	115
Plus: depreciation and amortization	7,248	2,948

EBITDA	$45,628	$25,137

     The Company believes that the non-GAAP measure used in this release, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
2. Membership

	Mar. 31,	Dec. 31,	Percent	Mar. 31,	Percent
	2008	2007	Change	2007	Change
Medicare Advantage Membership:
Tennessee	49,174	50,510	(2.6)%	48,309	1.8%
Texas	38,357	36,661	4.6	35,810	7.1
Alabama	28,045	30,600	(8.3)	29,078	(3.6)
Florida (1)	26,681	25,946	2.8	N/A	N/A
Illinois	8,735	8,639	1.1	7,614	14.7
Mississippi	1,535	841	82.5	716	114.4

Total	152,527	153,197	(0.4)%	121,527	25.5%

PDP Membership:	258,012	139,212	85.3%	110,692	133.1%

(1)	HealthSpring acquired Leon Medical Centers Health Plans on October 1, 2007.
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HS Reports First Quarter 2008 Results

April 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$360,346	$324,090
Accounts receivable, net	95,459	59,027
Investment securities available for sale	1,815	24,746
Investment securities held to maturity	15,771	16,594
Deferred income taxes	2,353	2,295
Prepaid expenses and other	4,619	4,913

Total current assets	480,363	431,665
Investment securities available for sale	38,413	39,905
Investment securities held to maturity	8,408	10,105
Property and equipment, net	23,776	24,116
Goodwill	588,001	588,001
Intangible assets, net	230,850	235,893
Restricted investments	10,454	10,095
Other	29,725	11,293

Total assets	$1,409,990	$1,351,073

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$184,265	$154,510
Accounts payable, accrued expenses and other	38,202	27,489
Funds held for the benefit of members	103,767	82,231
Risk corridor payable to CMS	22,660	22,363
Current portion of long-term debt	22,500	18,750

Total current liabilities	371,394	305,343
Deferred income tax liability	88,933	90,552
Long-term debt, less current portion	270,000	277,500
Other long-term liabilities	5,286	6,323

Total liabilities	735,613	679,718

Stockholders’ equity:
Common stock	577	576
Additional paid in capital	496,994	494,626
Retained earnings	197,276	176,218
Accumulated other comprehensive income	243	—
Treasury stock	(20,713)	(65)

Total stockholders’ equity	674,377	671,355

Total liabilities and stockholders’ equity	$1,409,990	$1,351,073

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HS Reports First Quarter 2008 Results

April 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Premium:
Medicare	$538,553	$331,780
Commercial	2,337	13,240

Total premium revenue	540,890	345,020
Management and other fees	6,907	6,049
Investment income	4,811	5,248

Total revenue	552,608	356,317

Operating expenses:
Medical expense:
Medicare	442,159	273,640
Commercial	2,023	10,055

Total medical expense	444,182	283,695
Selling, general and administrative	62,899	47,506
Depreciation and amortization	7,248	2,948
Interest expense	5,404	115

Total operating expenses	519,733	334,264

Income before equity in earnings of unconsolidated affiliate and income taxes	32,875	22,053
Equity in earnings of unconsolidated affiliate	101	21

Income before income taxes	32,976	22,074
Income taxes	(11,918)	(7,984)

Net income	21,058	14,090

Net Income per common share:
Basic	$0.37	$0.25

Diluted	$0.37	$0.25

Weighted average common shares outstanding:
Basic	56,861,343	57,233,712

Diluted	56,962,521	57,330,365

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HS Reports First Quarter 2008 Results

April 29, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$21,058	$14,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,248	2,948
Amortization of deferred financing cost	598	54
Equity in earnings of unconsolidated affiliate	(101)	(21)
Stock-based compensation	2,356	2,121
Deferred tax benefit	(1,808)	(358)
Increase (decrease) in cash due to:
Accounts receivable	(40,584)	(14,176)
Prepaid expenses and other current assets	294	(2,240)
Medical claims liability	29,755	(9,635)
Accounts payable, accrued expenses and other current liabilities	10,713	(3,381)
Deferred revenue	—	109,693
Other	(15,519)	3,312

Net cash provided by operating activities	14,010	102,407

Cash flows from investing activities:
Purchase of property and equipment	(1,866)	(4,282)
Purchase of investment securities	(1,207)	(16,747)
Maturities of investment securities	28,526	2,237
Purchase of restricted investments	(359)	(875)

Net cash provided by (used in) investing activities	25,094	(19,667)

Cash flows from financing activities:
Funds received for the benefit of members	123,094	—
Funds withdrawn for the benefit of members	(101,558)	—
Funds received for the benefit of members, net	—	52,541
Payments on long-term debt	(3,750)	—
Proceeds from stock option exercises	14	224
Purchase of treasury stock	(20,648)	(5)

Net cash provided by (used in) financing activities	(2,848)	52,760

Net increase in cash and cash equivalents	36,256	135,500
Cash and cash equivalents at beginning of period	324,090	338,443

Cash and cash equivalents at end of period	$360,346	$473,943

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